Exhibit 99.1

Contango Terminates Data Room Process and Announces Share Repurchase Program

HOUSTON--(BUSINESS WIRE)--Contango Oil & Gas Company (AMEX:MCF) announced today that it has terminated the data room process for companies potentially interested in acquiring our Dutch and Mary Rose fields in the Gulf of Mexico. As a result, the Company will continue to develop and operate its Dutch and Mary Rose fields and continue to drill and explore in the Gulf of Mexico as Contango Oil & Gas Company.

The Company also announced that its Board of Directors has approved the implementation of a $100 million share repurchase program, effective immediately. The shares will be purchased in the open market from time to time by the Company or through privately negotiated transactions. The repurchases will be made subject to market conditions and certain volume, pricing and timing restrictions to minimize the impact of the repurchases upon the market. Repurchased shares of common stock will become authorized but unissued shares, and may be issued in the future for general corporate and other purposes.

Kenneth R. Peak, Contango’s Chairman and Chief Executive Officer, said, “The sharp fall off in near-term natural gas prices from nearly $14.00 per Mmbtu to approximately $7.00 per Mmbtu has greatly diminished our interest in exploring the sale of our Dutch and Mary Rose assets. Further, the decline in our stock price presents us, we believe, with an opportunity to purchase our proved developed reserves and growth potential at attractive prices. I personally will not be a seller in this share repurchase program.”

Mr. Peak continued, “We will be spending the weekend and early next week inspecting our offshore facilities for damage. Our initial survey indicates little to no damage, but we will be unable to ramp up production until full electrical power is restored to our on-shore gas processing facilities.”

Contango is a Houston-based, independent natural gas and oil company. The Company’s core business is to explore, develop, produce and acquire natural gas and oil properties primarily offshore in the Gulf of Mexico. Additional information can be found on our web page at www.contango.com.

This press release contains forward-looking statements regarding Contango that are intended to be covered by the safe harbor "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995, based on Contango’s current expectations and includes statements regarding acquisitions and divestitures, estimates of future production, future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as "expects", “projects”, "anticipates", "plans", "estimates", "potential", "possible", "probable", or "intends", or stating that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved). Statements concerning oil and gas reserves also may be deemed to be forward looking statements in that they reflect estimates based on certain assumptions that the resources involved can be economically exploited. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather such as hurricanes and other natural disasters); uncertainties as to the availability and cost of financing; fluctuations in oil and gas prices; risks associated with derivative positions; inability to realize expected value from acquisitions, inability of our management team to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change or governmental approvals may be delayed or withheld. Additional information on these and other factors which could affect Contango’s operations or financial results are included in Contango’s other reports on file with the Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update forward-looking statements should circumstances or management's estimates or opinions change.

CONTACT:
Contango Oil & Gas Company, Houston
Kenneth R. Peak, 713-960-1901
www.contango.com